Exhibit 23.3
ValueKnowledge LLC
Business Valuations/Seeking Fairness
15 Spinning Wheel Road, Suite 210, Hinsdale, IL 60521
tel: 630-655-8411 fax: 630-455-9078
www.valueknowledge.com
December 3, 2008
Replidyne, Inc.
1450 Infinite Drive
Louisville, CO 80027
Re: Consent of ValueKnowledge LLC
Ladies and Gentlemen:
We hereby consent to the use of our firm’s name in the Registration Statement on Form S-4 filed by Replidyne, Inc. with the U.S. Securities and Exchange Commission, including the Prospectus contained therein.
Sincerely,
/s/ ValueKnowledge LLC
ValueKnowledge LLC